Exhibit 10.80

SECOND AMENDMENT TO LEASE

AND PARTIAL SURRENDER AND EARLY TERMINATION AGREEMENT

THIS SECOND AMENDMENT TO LEASE AND SURRENDER AND PARTIAL EARLY TERMINATION AGREEMENT (this “Agreement”) is made and entered into as of the 23rd day of January 2014, by and between BEDMINSTER 2 FUNDING LLC, (“Landlord”), and AMARIN PHARMACEUTICALS IRELAND LTD., (“Tenant”).

RECITALS:

A. Landlord and Tenant are parties to that certain Office Lease Agreement dated as of April 1, 2013, License Agreement dated April 11, 2011; 1st Amendment to License dated May 11 2011; 2nd Amendment to License dated April 25, 2012; 3rd Amendment to License dated July 17, 2012; 4th Amendment to License dated December 15, 2012 and 5th Amendment to License dated February 27, 2013 (the “Lease”), pursuant to which Tenant currently leases approximately 25,373 square feet of rentable area (the “Premises”) on the 1st and 2nd floors of the building known as 1430 Route 206, Bedminster, New Jersey

B. Landlord and Tenant desire to surrender approximately 2,142 square feet in Suite #220, (“Surrendered Premises”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual undertakings and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Landlord and Tenant hereby agree that the Effective Date of the Surrender shall be as of 11:59 p.m. on December 31, 2013 (the “Surrender Date”), subject to:

(a) Tenant covenants and agrees to surrender the Premises to Landlord on or before the Surrender Date, vacant, clean and free of debris, and in good order and repair as well as otherwise in accordance with the applicable provisions of the Lease.

2. Tenant’s obligations to pay any Base Rent, additional rent or other amounts due in accordance with the Lease which accrue through the Surrender Date shall survive the termination of the term of the Lease and shall remain an obligation of Tenant until fully satisfied.

3. If Tenant fails to surrender the Surrender Premises on or before the Surrender Date in accordance with the terms of this Agreement, then, from and after the day after the Amended Early Termination Date, Tenant shall be obligated to pay holdover rent for the Surrendered Premises in accordance with the Lease.

4. Effective January 1, 2014, Minimum Base Rent for the Demised Premises (as reduced) shall be as follows:

Square Feet	Period	Per Square Foot $		Monthly Base Rent
23,231	1/1/2014 4/30/2014	$26.50	$51,301.79
23,231	5/1/2014 4/30/2015	$27.00	$52,269.75
23,231	5/1/2015 4/30/2016	$27.50	$53,237.71
23,231	5/1/2016 4/30/2017	$28.00	$54,205.67
23,231	5/1/2017 4/30/2018	$28.50	$55,173.63

4. Tenant shall pay an Early Termination Fee for the Surrendered Premises, which shall be considered Additional Rent, on a monthly basis and is calculated as follows:

Square Feet	Period	Existing Per Square Foot $	Per Square Foot $	Monthly Base Rent	Number of Months	Total
2,142	1/1/2014 4/30/2014	$26.50	$11.93	$2,128.61	4	$8,514.45
2,142	5/1/2014 4/30/2015	$27.00	$12.15	$2,168.78	12	$26,025.30
2,142	5/1/2015 4/30/2016	$27.50	$12.38	$2,208.94	12	$26,507.25
2,142	5/1/2016 4/30/2017	$28.00	$12.60	$2,249.10	12	$26,989.20
2,142	5/1/2017 4/30/2018	$28.50	$12.83	$2,289.26	12	$27,471.15

Total			45%			$115,507.35

Annualized Per Month						$2,221.30

$2,221.30 Per Month Additional Rent effective January 1, 2014, any amounts previously paid in excess of the aforementioned will be issued as a credit on Tenants billing statement.

5. The parties hereto represent and warrant to each other that each has full right and authority to enter into this Agreement and that the person signing this Agreement on behalf of Landlord and Tenant respectively has the requisite authority for such act.

6. Except as expressly provided herein, all other terms, conditions, covenants, conditions and agreements as set forth in the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AGREED TO:

LANDLORD:

BEDMINSTER 2 FUNDING, LLC, A New Jersey limited liability company

By:	/s/ Kurt R. Padavano
Name:	Kurt R. Padavano
Title:	Authorized Representative

TENANT:

AMARIN PHARMACEUTICALS IRELAND LTD

By:	/s/ John F. Thero
Name:	John F. Thero
Title:	Director

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